[PRINT NAME OF INSURANCE COMPANY]

       VOTING INSTRUCTIONS FORM -- TEMPLETON VARIABLE PRODUCTS SERIES FUND
                  Special Meeting of Shareholders To Be Held On
                               February [1], 2000

Indicate your voting instructions below by filling in the appropriate boxes in this manner [ X ] using blue or black ink or dark pencil.

This voting instruction card, if properly executed, will be voted by your insurance company in the manner directed by the you. If this voting instruction card is executed and no direction is made, this voting instruction card will be voted for all proposals and, in the discretion of the insurance company, upon such other business as may properly come before the special meeting.

By signing below, I instruct the insurance company to vote the shares of the Templeton Variable Products Series Fund related to my contract at the meeting of shareholders to be held at 500 East Broward Boulevard, Fort Lauderdale, Florida 33394-3091, at [time], February [1], 2000 and any adjournment of the meeting as follows:

PROPOSAL 1. To approve an Agreement and Plan of Reorganization between Templeton
            Variable Produts Series Fund ("TVP Trust") and Franklin Templeton Variable Insurance Products Trust ("VIP Trust"), under which:

o The TVP Trust will transfer all assets and liabilities of the TVP Trust fund listed below;
o The VIP Trust will issue shares of the VIP Trust fund listed below in exchange for the assets and liabilities,
o The TVP Trust will distribute shares of the VIP Trust fund to shareholders of the TVP Trust fund, and
o The trustees will dissolve the TVP Trust, as described more fully in the combined proxy statement/prospectus.

                 [NAME OF TVP FUND] TO BE COMBINED WITH [NAME OF VIP FUND]

  [FOR THE TVP TEMPLETON BOND FUND, CLASS 2 SHAREHOLDERS ARE ALSO VOTING TO
    APPROVE THE CHANGE IN THE RULE 12B-1 FEES FROM .015% TO .025%]

        For    [  ]         Against  [  ]          Abstain   [  ]


OTHER BUSINESS To vote upon any other business which may legally presented at the meeting or any adjournment thereof.

            Grant        [  ]       Withhold    [  ]



THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE ABOVE-REFERENCED INSURANCE COMPANY IN CONNECTION WITH A SOLICITATION OF PROXIES BY THE TRUSTEES OF TEMPLETON VARIABLE PRODUCTS SERIES FUND.

Date: __________                          Signature:  _______________
If a contract is held jointly, each contract owner should sign. If only one signs, it will be binding. If a contract owner is a business entity, please indicate the title of the person signing.

                             [PRINT NAME OF INSURANCE COMPANY]

VOTING INSTRUCTIONS FORM -- FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
                  Special Meeting of Shareholders To Be Held On
                                February [1], 2000

Indicate your voting instructions below by filling in the appropriate boxes in this manner [ X ] using blue or black ink or dark pencil.

This voting instruction card, if properly executed, will be voted by your insurance company in the manner directed by the you. If this voting instruction card is executed and no direction is made, this voting instruction card will be voted for all proposals and, in the discretion of the insurance company, upon such other business as may properly come before the special meeting.

By signing below, I instruct the insurance company to vote the shares of the Franklin Templeton Variable Insurance Products Trust [TEMPLETON GLOBAL ASSET ALLOCATION FUND, TEMPLETON DEVELOPING MARKETS EQUITY FUND AND TEMPLETON INTERNATIONAL EQUITY FUND] related to my contract at the meeting of shareholders to be held at 777 Mariners Island Boulevard, San Mateo, California 94404, at [time], February [1], 2000 and any adjournment of the meeting as follows:

PROPOSAL 2. To approve the adoption of new investment  advisory agreement for the [TEMPLETON GLOBAL ASSET ALLOCATION FUND, TEMPLETON DEVELOPING MARKETS EQUITY FUND AND TEMPLETON INTERNATIONAL EQUITY FUND], as described more fully in the combined proxy statement/prospectus.

        For    [  ]         Against  [  ]          Abstain   [  ]


PROPOSAL 3. To approve changes in the following fundamental investment restrictions for the [TEMPLETON GLOBAL ASSET ALLOCATION FUND, TEMPLETON DEVELOPING MARKETS EQUITY FUND AND TEMPLETON INTERNATIONAL EQUITY FUND], as described more fully in the combined proxy statement/prospectus.

(a)   Modification    of   fundamental    investment    restriction    regarding
      Diversification


        For    [  ]         Against  [  ]          Abstain   [  ]


(b)   Modification of fundamental investment restriction regarding Borrowing

        For    [  ]         Against  [  ]          Abstain   [  ]

(c)   Modification of fundamental investment restriction regarding Lending

        For    [  ]         Against  [  ]          Abstain   [  ]


(d)   Modification of fundamental investment restriction regarding Underwriting

        For    [  ]         Against  [  ]          Abstain   [  ]

(e)   Modification of fundamental investment restriction regarding Concentration


        For    [  ]         Against  [  ]          Abstain   [  ]


(f)   Modification  of  fundamental   investment  restriction  regarding  Senior
            Securities

        For    [  ]         Against  [  ]          Abstain   [  ]


(g) Modification of fundamental investment restrictions regarding Real Estate and Commodities, which would combine these two separate fundamental restrictions

        For    [  ]         Against  [  ]          Abstain   [  ]


PROPOSAL 4. To approve the elimination of certain  fundamental  investment restrictions for the [TEMPLETON GLOBAL ASSET ALLOCATION FUND, TEMPLETON DEVELOPING MARKETS EQUITY FUND AND TEMPLETON INTERNATIONAL EQUITY FUND], as described more fully in the combined proxy statement/prospectus.


        For    [  ]         Against  [  ]          Abstain   [  ]


OTHER BUSINESS To vote upon any other business which may legally presented at the meeting or any adjournment thereof.

            Grant        [  ]       Withhold    [  ]




THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE ABOVE-REFERENCED INSURANCE COMPANY IN CONNECTION WITH A SOLICITATION OF PROXIES BY THE TRUSTEES OF FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST.

Date: __________                          Signature:  _______________
If a contract is held jointly, each contract owner should sign. If only one signs, it will be binding. If a contract owner is a business entity, please indicate the title of the person signing.